Exhibit 99.1
FOR IMMEDIATE RELEASE
November 14, 2005

For more information:
Kenneth Torosian	Jordan Darrow
Chief Financial Officer	Investor Relations
Medialink Worldwide Incorporated	Darrow Associates, Inc.
Tel: (212) 682 8300	Tel: (631) 367-1866
IR@medialink.com	jdarrow@optonline.net

MEDIALINK REPORTS THIRD QUARTER 2005 RESULTS

NEW YORK, November 14, 2005 – Medialink Worldwide Incorporated (Nasdaq: MDLK) today reported financial results for the third quarter ended September 30, 2005. Results for 2004 have been restated to reflect Medialink’s research unit, Delahaye, which was sold in December 2004, as a discontinued operation.

Revenues for the third quarter of 2005 were $8.8 million as compared to $9.2 million for the same quarter in 2004, and revenues for the nine months ended September 30, 2005, were $26.6 million as compared to $27.5 million in the comparable 2004 period, declines largely resulting from reduced communication needs of an existing client. For the quarter and year-to-date periods ended September 30, 2005, revenues from this client decreased $500,000 and $1.0 million, respectively, as compared to the prior year.

“Dissatisfied with our efforts to sufficiently increase revenues, we took decisive action to strengthen and focus our management team,” said Laurence Moskowitz, President and Chief Executive Officer of Medialink. “In addition to our recent changes at the executive management level, including the appointment of our first chief operating officer, we also restructured senior operating management, creating a more streamlined and agile team to achieve the revenue growth we believe is attainable in the current marketplace.”

The Company incurred a loss from continuing operations for the third quarter ended September 30, 2005, of $1.3 million, or $0.22 per share, as compared to a loss from continuing operations of $596,000, or $0.10 per share, in the comparable quarter of 2004. Selling, general and administrative (“SG&A”) expenses increased by $719,000 to $6.1 million in the third quarter of 2005 from $5.3 million for the comparable period in 2004. As a percentage of revenue, SG&A increased to 68.7% in the 2005 quarter as compared to 58.0% in 2004. This increase largely resulted from increased spending for sales and promotional efforts for Teletrax™ and the Company’s domestic broadcast business, and enhancements to the Company’s executive management team. The net loss of $1.2 million, or $0.19 per share, in the 2005 quarter and the net loss of $456,000, or $0.08 per share, in the 2004 quarter included income from discontinued operations related to Delahaye of $134,000 and $140,000, respectively. Earnings before interest, taxes, depreciation and amortization from continuing operations (“EBITDA”) was a negative $860,000 in the 2005 third quarter as compared to a negative $77,000 in the comparable 2004 quarter. Adjusted EBITDA, which excludes Teletrax operations and certain other charges, was a negative $261,000 in the 2005 third quarter as compared to a positive $319,000 in the 2004 period.

The Company incurred a loss from continuing operations of $3.4 million and a net loss of $3.2 million, or $0.54 per share, in the first nine months of 2005, as compared to a loss from continuing operations of $1.4 million and a net loss of $1.5 million, or $0.24 per share, in the comparable 2004 period. The net loss for the 2005 period included income from discontinued operations of $194,000 and the net loss for the 2004 period included a loss from discontinued operations of $103,000. EBITDA was a negative $2.1 million in the 2005 period as compared to a positive $225,000 in the first nine months of 2004. Adjusted EBITDA was a negative $587,000 in the first nine months of 2005 as compared to a positive $1.7 million in the comparable 2004 period.

Medialink considers EBITDA and Adjusted EBITDA to be important financial indicators of the Company’s operational strength and performance, and uses such indicators when making decisions regarding investments in the various components of its business. Because EBITDA and Adjusted EBITDA are not measurements determined in accordance with generally accepted accounting principles (“GAAP”), and are thus susceptible to varying calculations, EBITDA and Adjusted EBITDA, as presented, may not be directly comparable to other similarly titled measures reported by other companies. A table reconciling Loss from Continuing Operations determined under GAAP to EBITDA and Adjusted EBITDA is presented as part of the Summary Financial Information included with this press release.

“With our executive management changes, including appointing Graeme McWhirter as Chairman and CEO of Teletrax, Larry Thomas as our new Chief Operating Officer, and Ken Torosian as our new Chief Financial Officer, we have dramatically strengthened our foundation. Apart from these executive appointments, the restructuring of our operations team will result in a charge of approximately $750,000 in the fourth quarter of 2005, but we believe that this cost is outweighed by the potential long-term benefits,” continued Moskowitz. “The recent introduction of Mediavision, the Company’s searchable television news monitoring service, along with the continued momentum of Teletrax and our further movement into digital media asset management and distribution services should strengthen our financial performance by adding recurring subscription-based revenue under long-term contracts to Medialink’s historical project-oriented business model.”

For the third quarter ended September 30, 2005, Teletrax recorded service revenue of $444,000 as compared to $290,000 for the comparable quarter in 2004 and $441,000 in the second quarter of 2005. Teletrax service revenue for the nine months ended September 30, 2005, of $1.3 million represented an increase of $426,000, or 48.8%, from the comparable period in 2004.

“We signed up three new clients for Teletrax services in the third quarter,” said Graeme McWhirter, Chairman and CEO of Teletrax and Executive Vice President of Medialink. “One of these agreements is a new multi-year pact with media buying firm Mercury Media, which has launched Teletrax into a new marketplace, direct response marketing. The remaining two contracts, previously unannounced, are with two prominent NYSE-listed media organizations, one of which is using Teletrax for the tracking of syndicated television programming, while the other employs Teletrax for monitoring news video. We also executed a multi-year contract in November 2005 with World Television PLC to monitor global broadcast usage of the video news service British Satellite News. In addition, certain client trials, including one for a major program syndicator, are currently generating service revenue as we have agreed to extend the trial period. These new clients, both revenue-generating test clients and contractual clients, suggest that we are penetrating key markets – direct response, television syndication, and television news – and that our concentrated efforts are paying off.

“Teletrax was serving 15 clients at the end of the third quarter. Our track record of successful trial conversions and client retention efforts continued unabated. We significantly increased the number of active trials from 12 at the end of the second quarter to more than 20 at the end of the third quarter, serving potential clients in the entertainment, news, media, and direct response advertising industries. Although we are frustrated by the time required for trial customers to convert to revenue generating contract customers, we anticipate that our annual service revenue run rate by the end of 2005 will be between $2.2 million and $2.5 million. We expect full year 2005 service revenues for Teletrax to be slightly greater than $1.8 million, an increase of approximately 45% from 2004,” added McWhirter.

Medialink Reports Third Quarter 2005 Results

“The re-alignment of our management team positions us to capitalize on the intrinsic value of our current services and the promise of our new offerings,” concluded Moskowitz. “A healthy balance sheet and a strengthened management team have brought renewed excitement to the Company. We had a strong September and the momentum has carried into the fourth quarter. We believe there is significant operating leverage in our core business and that we have expanding opportunities for growth with our unique and powerful suite of services that enable us to bring creative solutions to the advertising, marketing, and communications markets.”

Following the earnings release on Monday, November 14, 2005, Medialink will host a teleconference with a simultaneous webcast at 11:00 a.m. Eastern Time to discuss the Company’s quarterly results and the overall industry outlook. Participating on the teleconference will be Laurence Moskowitz, Chairman, President and Chief Executive Officer, Graeme McWhirter, Executive Vice President of Medialink and Chairman and CEO of Teletrax, and Kenneth Torosian, Chief Financial Officer. To access the teleconference, please dial 1-800-510-9661 (domestic) or 1-617-614-3452 (international), using access code “Medialink”, approximately 10 minutes prior to the start time. The conference call will also be available live via the Internet by accessing the Company's Web site (www.medialink.com). To listen to the live webcast, please go to the Web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software.

For those unable to listen to the live broadcast, a replay will be available on the Company’s Web site or by dialing 1-888-286-8010 (domestic) or 1-617-801-6888 (international), playback access code 41641525, beginning approximately two hours after the conclusion of the call and available until December 14.

About Medialink:

Medialink is a global leader in providing unique news and marketing media strategies and solutions that enable corporations and organizations to inform and educate their target audiences with maximum impact on television, radio, print, and the Internet. The Company offers creative services and multimedia distribution programs including video and audio news and short-form programming, press release newswire distribution, and photography production and digital distribution. Through its subsidiary, Teletrax™, Medialink also provides global television tracking and media asset management services to help clients determine return on investment from their programming and advertising efforts. Based in New York, Medialink has offices in major cities throughout the United States and an international hub in London. For additional investor and financial information, please visit the Investor Relations section of the Company's Web site (www.medialink.com).

Medialink Reports Third Quarter 2005 Results

###

With the exception of the historical information contained in the release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release are not promises or guarantees and are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated. These statements are based on management’s current expectations and are naturally subject to uncertainty and changes in circumstances. We caution you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Actual results may vary materially from those expressed or implied by the statements herein. Such statements may relate, among other things, to our ability to respond to economic changes and improve operational efficiency, the benefits of our products to be realized by our customers, or our plans, objectives, and expected financial and operating results. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances or using words such as: will, believe, anticipate, expect, could, may, estimate, project, plan, predict, intend or similar expressions that involve risk or uncertainty. These risks and uncertainties include, among other things, our recent history of losses, our ability to achieve or maintain profitability; potential regulatory action; worldwide economic weakness; geopolitical conditions and continued threats of terrorism; effectiveness of our cost reduction programs; the receptiveness of the media to our services; changes in our marketplace that could limit or reduce the perceived value of our services to our clients; our ability to develop new services and market acceptance of such services, such as Teletrax; the volume and importance of breaking news, which can have the effect of crowding out the content we produce and deliver to broadcast outlets on behalf of our clients; our ability to develop new products and services that keep pace with technology; our ability to develop and maintain successful relationships with critical vendors; the potential negative effects of our international operations on the Company; future acquisitions or divestitures, which may adversely affect our operations and financial results; the absence of long term contracts with customers and vendors; and increased competition, which may have an adverse effect on pricing, revenues, gross margins and our customer base. More detailed information about these risk factors is set forth in filings by Medialink Worldwide Incorporated with the Securities and Exchange Commission, including the Company’s registration statement, most recent quarterly report on Form 10-Q, most recent annual report on Form 10-K and other publicly available information regarding the Company. Medialink Worldwide Incorporated is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

(Please see attached financial tables)

Medialink Reports Third Quarter 2005 Results

MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
Summary Financial Information
(Unaudited)
(In thousands, except per-share amounts)

	For the three months ended September 30,
	2005	2004

Revenues	$8,827	$9,221

Direct costs	3,620	3,902
Selling, general, and administrative expenses	6,067	5,348
Depreciation and amortization	386	439
Loss from joint venture	—	48
Operating loss	(1,246)	(516)
Interest expense, net	(151)	(80)
Loss from continuing operations before income taxes	(1,397)	(596)
Income tax benefit	(90)	—
Loss from continuing operations	(1,307)	(596)
Income from discontinued operations	134	140
Net loss	$(1,173)	$(456)

Basic and diluted income (loss) per common share:
Loss from continuing operations	$(0.22)	$(0.10)
Income from discontinued operations	$0.02	$0.02
Net loss	$(0.19)	$(0.08)

Weighted average number of common shares - basic and diluted	6,052	6,002

Supplemental financial information:
EBITDA on Continuing Operations (a)	$(860)	$(77)

Adjusted EBITDA	$(261)	$319

Loss from Teletrax operations (exclusive of $152 and $134, respectively, of depreciation and amortization)	$(599)	$(396)

Revenue by Business Line:
Media Communications Services	$8,261	$8,873
Teletrax - service revenue	$444	$290
Teletrax - equipment sales	$122	$58

(a) EBITDA on Continuing Operations is defined as earnings before interest, taxes, depreciation and amortization

Medialink Reports Third Quarter 2005 Results

MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
Summary Financial Information
(Unaudited)
(In thousands, except per-share amounts)

	For the nine months ended September 30,
	2005	2004

Revenues	$26,598	$27,511

Direct costs	10,574	10,722
Selling, general and administrative expenses	18,132	16,038
Depreciation and amortization	1,256	1,384
Loss from joint venture	—	184
Impairment of investments	—	342
Operating loss	(3,364)	(1,159)
Interest expense, net	(365)	(233)
Loss from continuing operations before income taxes	(3,729)	(1,392)
Income tax benefit	(310)	(30)
Loss from continuing operations	(3,419)	(1,362)
Income (loss) from discontinued operations	194	(103)
Net loss	$(3,225)	$(1,465)

Basic and diluted income (loss) per common share:
Loss from continuing operations	$(0.57)	$(0.23)
Income (loss) from discontinued operations	$0.03	$(0.02)
Net loss	$(0.54)	$(0.24)

Weighted average number of common shares - basic and diluted	6,021	5,998

Supplemental financial information:
EBITDA on Continuing Operations (a)	$(2,108)	$225

Adjusted EBITDA	$(587)	$1,700

Loss from Teletrax operations (exclusive of $451 and $399, respectively, of depreciation and amortization)	$(1,521)	$(1,133)

Revenue by Business Line:
Media Communications Services	$25,139	$26,342
Teletrax - service revenue	$1,299	$873
Teletrax - equipment sales	$160	$296

(a) EBITDA on Continuing Operations is defined as earnings before interest, taxes, depreciation and amortization

Medialink Reports Third Quarter 2005 Results

MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
Summary Financial Information
(Unaudited)
(In thousands)
	September 30,	December 31,
	2005	2004

ASSETS
Current Assets:
Cash and cash equivalents	$7,770	$11,675
Accounts receivable, net	4,813	6,145
Prepaid expenses and other current assets	1,605	2,273
Prepaid and refundable income taxes	906	565
Total current assets	15,094	20,658

Property and equipment, net	3,807	4,069
Goodwill, customer list and other intangibles, net	13,006	13,006
Other assets	1,302	1,040
Total assets	$33,209	$38,773

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$6,710	$8,856
Current portion of obligations under capital leases	117	113
Taxes payable	—	340
Total current liabilities	6,827	9,309

Convertible debentures, net of unamortized discount of $1,010 and $1,167	3,990	3,833
Capital lease obligations, net of current portion	—	97
Other long-term liabilities	404	454
Total liabilities	11,221	13,693

Stockholders' Equity	21,988	25,080
Total liabilities and stockholders' equity	$33,209	$38,773

Medialink Reports Third Quarter 2005 Results

MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
Supplemental Financial Information
(Unaudited)
(In thousands)
	For the three months ended September 30,
	2005	2004

Reconciliation Between Loss from Continuing Operations to EBITDA on Continuing Operations and Adjusted EBITDA

Loss from continuing operations	$(1,307)	$(596)

Depreciation and amortization on continuing operations	386	439
Interest expense, net	151	80
Income tax benefit on continuing operations	(90)	—
EBITDA on continuing operations	(860)	(77)

Loss from Teletrax operations	751	530
Depreciation and amortization included in Teletrax operations	(152)	(134)
Adjusted EBITDA	$(261)	$319

Medialink Reports Third Quarter 2005 Results

MEDIALINK WORLDWIDE INCORPORATED AND SUBSIDIARIES
Supplemental Financial Information
(Unaudited)
(In thousands)
	For the nine months ended September 30,
	2005	2004

Reconciliation Between Loss from Continuing Operations to EBITDA on Continuing Operations and Adjusted EBITDA

Loss from continuing operations	$(3,419)	$(1,362)

Depreciation and amortization on continuing operations	1,256	1,384
Interest expense, net	365	233
Income tax benefit on continuing operations	(310)	(30)
EBITDA on continuing operations	(2,108)	225

Loss from Teletrax operations	1,972	1,532
Depreciation and amortization included in Teletrax operations	(451)	(399)
Impairment of investments	—	342
Adjusted EBITDA	$(587)	$1,700

Medialink Reports Third Quarter 2005 Results